[LETTERHEAD OF NUR MACROPRINTERS]

                           CONFIDENTIALITY AGREEMENT

Confidentiality Agreement (hereinafter: the "Agreement"), dated as of, _______ entered between

                             Nur Macroprinters Ltd.
                                  P.O. Box 8440
                             Moshav Magshimim 56910
                                     Israel
                                                             of the first part;

                             ______________________
                             ______________________
                             ______________________
                             ______________________
                             ______________________

                                                             of the second part;

WHEREAS The parties are considering entering into a mutual agreement and/or are negotiating such an agreement.

WHEREAS The parties wish to protect certain proprietary Confidential information, as defined hereinafter which shall be disclosed between them, against unauthorized disclosure;

WHEREAS Each party (hereinafter; the "Recipient") agrees to protect the confidential information disclosed to him by the other party (hereinafter: the "Disclosing Party") against unauthorized disclosure.

NOW THEREFORE, it has been declared, stipulated and agreed between the parties as follows:

  1.     The preamble to the Agreement constitute an integral part thereof.

  2. In this Agreement the term "Confidential Information" shall be construed as all information, including but not limited to, plans, drawings, technical specifications, computer software, patents or other intellectual property rights, in tangible (paper, disk or other) or non-tangible (oral) form relating to Nur machines, inks, and substrats which shall be disclosed by the disclosing party to the recipient, and excluding information that:

          a. was in the Recipient's possession prior to its disclosure;
          b. became a matter of public knowledge by way other than through the Recipient;
          c. was disclosed by operation of law;
          d. the Disclosing party gave a prior written consent for its disclosure;
          e. is rightfully received by the Recipient from a third party without a duty of confidentiality;

                        [LETTERHEAD OF NUR MACROPRINTERS]

          f. is disclosed by the Discloser to a third party without a duty of confidenti0ality on the third party;
          g. is independently developed by the Recipient;

  3. A Recipient shall protect the confidential information against unauthorized disclosure using the same degree of care, as the Recipient uses to protect its own confidential information of a like nature.

  4. The Recipient shall protect the Confidential Information against unauthorized disclosure, and shall refrain from disclosing the Confidential Information, from passing it to others and from allowing others access to it.

  5. The Recipient's obligation to protect the confidentiality of the Confidential Information shall be unconditional, and shall be maintained by him until waived by the disclosing party by way of a prior written approval specifying the permitted scope of its disclosure.

  6. This Agreement shall only cover Confidential Information which shall be disclosed during a one (1) year period, commencing from the _______ day of ___________ 1998 (hereinafter: the "Effective Date").

  7. Each Recipient's obligations regarding the Confidential Information disclosed under this Agreement shall expire on ______ of ________ (up to five years after Effective Date).

  8. Each party warrants that it has the right to make the disclosures under this Agreement and all such disclosures are at the sole discretion of the Discloser.

  9. Neither party acquires any intellectual property rights under this Agreement to purchase any service or item from the other party, or to deal exclusively with the other party in any field; and neither party has an obligation under this Agreement to offer for sale products using or incorporating the Confidential Information. The Discloser may, at its sole discretion, offer such products for sale and may modify them or discontinue sale at any time.

  10. The Disclosing Party shall not be entitled to any additional consideration for his obligations under this Agreement and he shall be bound by his obligations irrespective of any breach and or cancellation of any other agreement entered between him and the Recipient

  11. Any failure or delay be any party to the Agreement to execute and/or implement any of his rights set in the terms of the Agreement or by law, shall not be construed as a waiver of those rights and the party shall be entitled to execute and/or implement these rights at any later date. The other party to the Agreement shall not claim a delay or waiver of the said right.

  12. The terms of the Agreement include in full, all that has been stipulated and agreed between the parties regarding the Confidential Information, and they supersede, unless otherwise stated in the Agreement, any engagement, consent, presentation and obligation that preceded the signing of the Agreement, whether made in writing or verbally.

                        [LETTERHEAD OF NUR MACROPRINTERS]

  13. Any amendment and/or cancellation of any of the instructions of the Agreement shall be made in writing only, signed by both of the parties.

  14. Any notice sent by one of the parties to the other by registered mail, shall be deemed to have been received by the other party 72 hours after having been sent as stated. The addresses for the parties for the purposes of the Agreement are as detailed in the preamble to the Agreement.

  15. The Agreement shall be governed by and construed in accordance with the laws of the state of Israel.

                   In witness whereof the parties have signed:


               _______________________     _______________________